Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-213218) of XBiotech Inc.,

(2)	Registration Statement (Form S-3 No. 333-231849) of XBiotech Inc., and

(3)	Registration Statement (Form S-8 No. 333-207476) pertaining to the 2005 Incentive Stock Option Plan and 2015 Equity Incentive Plan of XBiotech Inc.;

of our report dated March 16, 2020, with respect to the consolidated financial statements of XBiotech Inc. included in this Annual Report (Form 10-K) of XBiotech Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Austin, Texas

March 16, 2020